CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Putnam Funds Trust of our report dated December 9, 2021, relating to the financial statements and financial highlights, which appears in Putnam Multi-Asset Absolute Return Fund’s Annual Report on Form N-CSR for the year ended October 31, 2021. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

September 7, 2022